UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 16, 2017

Identiv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2201 Walnut Avenue, Suite 100, Fremont, California 94538	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 250-8888

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b) As described in Item 5.02(c) below, Steven Finney ceased to serve as the Identiv, Inc. (the “Company”) interim-Chief Financial Officer, in connection with the appointment of Sandra Wallach.

(c) On February 16, 2017 (the “Transition Date”), the Board of Directors (the “Board”) of the Company appointed Sandra Wallach, age 52, as the Chief Financial Officer of the Company, replacing Mr. Finney who had been serving as interim-Chief Financial Officer. Pursuant to an offer letter (the “Wallach Agreement”), Ms. Wallach will receive an annual base salary of $265,000; and, subject to the Board’s approval, will be eligible to receive 90,000 restricted stock units, which would vest over four years with 25% vesting on the first anniversary and the remaining 75% vesting quarterly over 12 quarters.

Pursuant to the Wallach Agreement, Ms. Wallach is also entitled to severance benefits. If she is terminated without Cause (as defined in such Agreement), she is entitled to 3 months of her base salary and benefits. Ms. Wallach also entered into the Company’s standard form indemnification agreement.

As an employee, Ms. Wallach is also eligible to participate in the Company’s employee benefits plans.

Prior to joining Identiv, Ms. Wallach was the VP Finance for MiaSole, a thin film solar technology Company, where she was responsible for all aspects of accounting, insurance, valuations, treasury, audit and financial planning and analysis as well as CFO for subsidiary Global Solar. Prior to that, she served as CFO of San Francisco based UBM Tech, a wholly owned subsidiary of UBM LLC, and VP Finance at Juniper Networks (from 2008-2011) as well as holding different Financial management positions with Intuit (2003-2007). Before joining Intuit, Ms. Wallach served as CFO of General Electric’s (GE) Industrial Systems, Drives & Controls division. Previously she held a range of financial and management positions at General Electric since joining GE in 1986. Ms. Wallach holds a B.A. in Economics and Public Policy from the University of California at Berkeley. She is a certified Six Sigma Master Black Belt (GE), certified in Change Management (DMAIC, DFSS) and has been nominated to serve as Corporate leader in Diversity, on Women’s Networks and in Community Service.

Ms. Wallach has no family relationships with any of the Company’s directors or executive officers, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The preceding description of the Wallach Agreement is qualified in its entirety by reference to such agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference. The Board’s appointment of a new Chief Financial Officer is also described in the Press Released, attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)

Exhibit No.	Description

10.1#	Offer Letter between Identiv, Inc. and Sandra Wallach.

99.1	Press Release issued by Identiv, Inc. dated February 16, 2017.

#	Management contract or compensatory arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identiv, Inc.

February 17, 2017	By:	/s/ Steven Humphreys
Steven Humphreys
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1#	Offer Letter between Identiv, Inc. and Sandra Wallach.

99.1	Press Release issued by Identiv, Inc. dated February 16, 2017.

#	Management contract or compensatory arrangement.